PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS SEPT. 15, 2013 CONFIDENTIAL Project Cougar Exhibit (c)(5)

CONFIDENTIAL PROJECT COUGAR
Disclaimer
The information herein has been prepared by Lazard based upon information supplied by Cougar (the “Company” or
“Cougar”) and/or the Special Committee of the Board of Directors of the Company (the “Special Committee”) or
publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by management of the Company and by the Special Committee with respect to the anticipated future performance of the Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or any other entity, or concerning solvency or fair value of the Company or any other entity. With respect to the financial forecasts of the management of the Company as adjusted by the Special Committee, we have assumed that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise.
These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure.
Lazard is acting as financial advisor to the Special Committee, and will not be responsible for, and will not provide, any tax, accounting, actuarial, legal or other specialist advice.

ACQUIROR
Cheetah (~60% shareholder)
TRANSACTION
CONSIDERATION
$9.50 per share in cash (represents a 73% premium to Cougar’s unaffected closing stock price of
$5.50 on February 19, 2013 and represents a 2% discount to Cougar’s closing stock price of $9.74 on
September 13, 2013)
STRUCTURE
Minority buy-in transaction
Merger of wholly owned subsidiary of Cheetah with and into Cougar
EQUITY VALUE
$305 million
ENTERPRISE VALUE
$313 million
FINANCING
No financing condition
CERTAIN CLOSING
CONDITIONS
Cougar shareholder approval (majority of the minority; i.e., majority of shares not held by Cheetah or its affiliates or Cougar management)
Regulatory consents (if any – the parties do not believe any are required)/no injunctions
TERMINATION
No termination right to accept superior proposal
SPECIAL
COMMITTEE
RECOMMENDATION
Special Committee agrees to unanimously recommend transaction, subject to fiduciary out
PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS PROJECT COUGAR
Transaction Overview – Based on Draft Agreement as of September 13, 2013

FEB 2013	■ **February 18, 2013** – Cheetah sent Cougar a letter, which Cougar disclosed publicly after market close on February 19, 2013, in which Cheetah proposed to acquire all the outstanding shares of Cougar common stock that it did not already own for a cash purchase price of between $6.40 and $6.70 per share ■ **February 25, 2013** – Cougar issued a press release announcing that its Board of Directors had appointed a Special Committee comprised of five independent directors to coordinate its response to the letter received from Cheetah ■ **February 25, 2013** – Stonepine Capital Management (holder of 700,000 shares, or 2.6% of shares outstanding and 7.9% of public float) sent a letter to Cougar's Board of Directors, which was publicly disclosed, advocating against the current Cheetah offer, stating that it "grossly undervalues" the Company
MARCH 2013	■ **March 4, 2013** – Lazard met with the Special Committee to present its qualifications and preliminary views ■ **March 20, 2013** – Cougar publicly stated that the Special Committee had retained Lazard to act as its independent financial advisor and Clifford Chance US LLP to act as its independent legal counsel ■ **March 22, 2013** – Lazard held an introductory call with Cheetah's financial advisor, Jefferies ■ **March 25, 2013** – Jefferies provided Cheetah's preliminary due diligence list ■ **March 27, 2013** – Lazard held a due diligence session at Cougar's headquarters with management and the Chairman of the Special Committee

LAZARD

Process Overview PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS PROJECT COUGAR 2

MARCH 2013 (CONT.)	■ **March 28, 2013 –** Cougar management provided Lazard with its preliminary F-1 Forecast (the "F-1 Forecast")
APRIL 2013	■ **April 4, 2013 –** Lazard and Jefferies held a conference call to discuss process and Cheetah's preliminary due diligence list ■ **April 10, 2013** – Lazard met with the Special Committee to provide its preliminary financial analysis of Cougar and to discuss next steps, including a work plan for further analysis and a roadmap for responding to Cheetah ■ **April 15, 2013** – Lazard held a call with Jefferies to provide an update on the process ■ **April 20, 2013 –** Lazard provided Jefferies with the F-1 Forecast and certain other diligence materials ■ **April 24, 2013** – Lazard held a call with Jefferies to answer their questions regarding the F-1 Forecast ■ **April 26, 2013** – Lazard presented to the Special Committee its updated preliminary views on valuation and process for responding to Cheetah. Lazard previously held several discussions with Jefferies to discuss business diligence items and the F-1 Forecast. Lazard, later that afternoon, met with Jefferies to convey that Lazard's preliminary financial analysis could support values of up to $12.00 per share

LAZARD

Process Overview (cont’d) PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS PROJECT COUGAR 3

MAY 2013

- **May 2, 2013** – Lazard held a call with Jefferies on which Jefferies discussed its process with Cheetah and relayed Cheetah's feedback on valuation. On the call, Jefferies stated Cheetah's intent to raise its offer to $8.25 per share and that at this price Cheetah is "tapped out" and will not engage in "back and forth tactics"
- **May 6, 2013** – Lazard and Jefferies held a call on which Lazard, per the script endorsed by the Special Committee on May 6, summarized the recent discussions, including the call with Jefferies that was held on May 2, 2013, and clarified the Special Committee's prior guidance of "up to $12.00 per share" to be a counteroffer of $11.00 per share
- **May 8, 2013 –** Cheetah's CEO called the Chairman of the Special Committee to express Cheetah's displeasure with the $11.00 counteroffer and to reiterate that Cheetah was unlikely to meaningfully increase its $8.25 offer
- **May 9, 2013 –** Cougar announced 1Q13 results that were above equity analyst expectations but below the F-1 Forecast
- **May 9, 2013 –** Cougar provided an updated F-1 Forecast for 2013 and 2014, which reflected lower EBITDA in 2013 and higher revenue and EBITDA in 2014
- **May 9, 2013 –** Cougar announced that it had completed its acquisition of the rights to Pertzye, a pancreatic enzyme replacement therapy for CF patients, for $10mm upfront and up to $20mm of contingent payments

LAZARD

Process Overview (cont’d) PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS PROJECT COUGAR 4

MAY 2013 (CONT.)

- **May 13, 2013 –** Lazard held a call with management to review and understand the changes in assumptions underlying the F-1 Forecast provided on May 9
- **May 14, 2013** – Lazard and Jefferies held a call to discuss next steps and Jefferies relayed a number of "high-level" issues regarding sales potential, probability of approval and required commercialization spending that Cheetah expressed with Cougar's F-1 Forecast. Lazard and Jefferies agreed to discuss differences in views on intrinsic value on May 16, 2013
- **May 16, 2013** – The Chairman of the Special Committee, Lazard, Cheetah and Jefferies held a call on which Cheetah and Jefferies outlined sources of variance between the Special Committee and Cheetah's views on the F-1 Forecast
- **May 21, 2013** – Lazard held a call with Jefferies to follow-up on the May 16, 2013 financial call and the Special Committee held a separate call with Cougar management to review and understand the F-1 Forecast
- **May 24, 2013** – The Special Committee directed Lazard to adjust the F-1 Forecast to reflect the Special Committee's views
- **May 29, 2013** – Lazard held a call with Jefferies to update Jefferies on the Special Committee's deliberations, changes to the F-1 Forecast, and views on value. Lazard relayed the Special Committee's $10.25 per share counteroffer, and a request that, if Cheetah is not a buyer at $10.25, Cheetah allow the Special Committee to contact other potential buyers

LAZARD

Process Overview (cont’d) PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS PROJECT COUGAR 5

JUNE 2013

- **June 11, 2013** – Cougar received a Paragraph IV Notice Letter from Exela Pharma Sciences, LLC advising Cougar of the filing of a supplemental New Drug Application seeking approval for Cardene I.V.

JULY 2013

- **July 17, 2013** – The Chairman of the Special Committee held a call with Cheetah reinforcing the Special Committee's belief that $10.25 per share is an appropriate value for Cougar and a level at which the Special Committee could recommend a transaction. In an effort to advance discussions, the Special Committee delivered a counterproposal that included an upfront payment and a contingent value right ("CVR") based on net sales, Retavase and Retaflo FDA approvals and a favorable resolution of the Cardene IP litigation. The counterproposal was designed to deliver a present value of $10.25 per share to Cougar's minority shareholders
- **July 23, 2013** – Cheetah made a counterproposal including an upfront payment of $8.15 per share, plus a two-step, two-year CVR based on Zyflo that would pay up to $2.00 per CVR based on Zyflo maintaining market exclusivity
- **July 25, 2013** – Lazard held a call with Jefferies in which Lazard relayed the Special Committee's counterproposal of $8.85 per share cash upfront plus a CVR, to consist of $0.50 per quarter for each quarter Zyflo remains exclusive through 2015, a payment based on net revenue outperformance relative to the financial forecast and a payment of $1.75 per share upon favorable resolution of Cardene IP litigation. The Special Committee's counteroffer targeted a risk-adjusted NPV of $10.25 per share assuming the Cardene IP litigation is resolved in Cougar's favor

LAZARD

Process Overview (cont’d) PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS PROJECT COUGAR 6

AUGUST 2013

- **August 1, 2013** – Two members of Cougar's Special Committee and its advisors held a call with Cheetah and its advisors to listen to feedback on the Special Committee's recent counterproposal and discuss respective viewpoints on value. Cheetah reiterated its reluctance to include a non-Zyflo based CVR and implied a counteroffer of $8.15-8.85 per share in upfront consideration and a $1.00 per share per year payment for Zyflo exclusivity in 2014 and 2015
- **August 2, 2013** – After meeting with the Special Committee, two members of the Special Committee held a call with Cheetah stating the Special Committee was unanimous that Cheetah's counterproposal was unacceptable, but that the Special Committee could proceed under its original CVR proposal including milestones on Zyflo, Cardene and net sales, or given the change in business risk profile from the Cardene IP challenge, could proceed with an all upfront cash offer of at least $9.80 per share. The two Special Committee members also stated that Cougar expected to issue a press release prior to Cougar's August 6, 2013 earnings call announcing that Cheetah and the Special Committee were unable to come to terms
- **August 5, 2013** – Cheetah called the Chairman of the Special Committee stating that Cheetah was not willing to do a CVR deal along the lines that the Special Committee had proposed, that Cheetah believed the only path forward was an all cash transaction, and that, despite the fact that they believed that fair value was substantially below $9.00, Cheetah was prepared to do a transaction at $9.00 and could possibly get Cheetah to $9.25. The Chairman acknowledged that, in light of the increased risk due to the Cardene IP challenges, while the Special Committee could not support such a proposal, he believed he could get the Special Committee's support for a transaction at $9.75 per share, and that it was possible that they could support a transaction at $9.50, but that he would need to discuss it with the Special Committee

LAZARD

Process Overview (cont’d) PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS PROJECT COUGAR 7

AUGUST 2013 (CONT.)

- **August 6, 2013 –** Cougar announced 2Q13 results that were above both the equity analyst expectations and the F-1 Forecast
- **August 10, 2013 –** The Chairman of the Special Committee held a call with Cheetah during which he relayed the Committee's support for a $9.50 per share value in an effort to bridge the gap between $9.75 and $9.25 per share. Cheetah reiterated its view on value but agreed to discuss internally regarding the Committee's latest position
- **August 12, 2013 –** Lazard and Jefferies held a call to discuss negotiations between the Special Committee and Cheetah
- **August 15, 2013 –** Cougar received a Paragraph IV Notice Letter from a second generic competitor advising Cougar of the filing of an Abbreviated New Drug Application seeking approval for Cardene I.V.
- **August 28-30, 2013 –** The Chairman of the Special Committee and Cheetah exchanged several emails. The Chairman sent a message to Cheetah highlighting strong recent Cardene performance and the lack of evidence of a Zyflo generic, and requested an "improved offer" in the week to follow

LAZARD

Process Overview (cont’d) PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS PROJECT COUGAR 8

SEPT 2013

- **September 3, 2013** – Cougar's CEO called Lazard and (i) expressed concern about what would happen to Cougar if a deal was not consummated, (ii) indicated that there is near-term upside over the next quarter but significant long-term downside, and (iii) noted difficulty in continuing to build a business without a supportive majority holder
- **September 5, 2013** – Cheetah called the Chairman of the Special Committee and (i) expressed willingness to meet in New York to agree to a price and (ii) noted that Jefferies was no longer involved. Subsequently, the Chairman proposed a meeting in New York on September 10 and / or 11. Clifford Chance also requested a draft of the merger agreement from Cheetah's legal counsel
- **September 6, 2013** – Cheetah agreed to meet in New York on September 11 (and longer if necessary) to discuss the potential transaction. Cheetah's legal counsel, Morgan, Lewis & Bockius LLP, provided a draft of the merger agreement to Clifford Chance
- **September 11, 2013** – Cheetah and its legal advisor met with two members of the Special Committee (including the Chairman) and its advisors to discuss the potential transaction. The parties discussed a transaction at $9.50 per share with a targeted announcement of Monday, September 16, 2013 before market open

LAZARD

Process Overview (cont’d) PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS PROJECT COUGAR 9

Overview of Cheetah Offer
($ in millions, except per share amounts)

Source: Company filings, FactSet and Cougar management projections as adjusted by the Special Committee
Note: EBITDA adjusted for non-recurring items
Debt and cash based on projected 9/30/13 balance
PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS PROJECT COUGAR
$9.50 offer price per
share is ~2.5% below
the most recent
closing price
Of Cougar’s fully-
diluted shares,
~9mm, or ~28%, are
held by minority
shareholders
(excluding
management)
Projected 9/30/13
balance, assuming
conversion of
Cheetah’s Term
Loan B (conversion
preference of $7.098
per share)
CHEETAH
OFFER
Share Price $9.50
Premium to Unaffected 72.7%
% of 52-Week High 92.7%
% of Most Recent Closing Price 97.5%
EQUITY VALUE Fully-Diluted Equity Value $305
Cash & Equivalents $51
Term Loan A 60
Term Loan B 0
Net Debt (Cash) $8
Enterprise Value $313
EV / 2013E Net Revenue ($161mm) 1.9x
EV / 2014E Net Revenue ($152mm) 2.1x
EV / 2013E EBITDA ($47mm) 6.7x
EV / 2014E EBITDA ($36mm) 8.7x
OFFER
PRICE
PROJECTED
NET DEBT
(CASH)
AS OF
9/30/13
ENTERPRISE
VALUE

$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
1,000
750
500
250
0
Offer Price:
$9.50
Current:
$9.74
Unaffected:
$5.50
A
B
C
D
E
Sep-12
Dec-12
Mar-13
Jun-13
Sep-13

A	
B	
C	
D	
E	

LAZARD

PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
Source: FactSet
Feb. 20, 2013 Announced receipt of Cheetah proposal
May 9, 2013 Announced 1Q13 financial results – above Ladenburg estimates but below F-1, and announced Pertzye transaction
June 13, 2013 Announced receipt of a Paragraph IV Notice Letter from Exela Pharma Sciences for Cardene I.V.
August 6, 2013 Announced 2Q13 financial results – above Ladenburg estimates and F-1 Forecast
August 20, 2013 Announced receipt of a second Paragraph IV Notice Letter for Cardene I.V.
PROJECT COUGAR
Cougar Historical Trading Performance – 1 Year
($ per share, volume in 000s)
VWAP
Last Month:
$9.40
Last 2 Months:
9.19
Last 3 Months:
8.93
Last 6 Months:
8.75
Last 12 Months:
7.27
Since Offer Disclosure:
8.52

Launch Peak Net 2022 Net Gross Margin / Operating Expenses Cumulative Terminal Value
Patent Year Revenue (Year) Revenue POS Period GM A&P S&M
(a)
G&A R&D
(b)
Growth Year
2013 85% $2.5 $8.9 $0.6
'13-'22 Avg 80% 2.7 8.5 0.5
2013 38% 0.9 3.6 0.6
'13-'22 Avg 48% 0.6 2.3 0.7
2013 84% 0.3 7.4 1.1
'13-'22 Avg 85% 0.0 0.7 0.3
2013 87% 0.0 0.0 0.0
'13-'22 Avg 85% 0.0 0.0 0.0
2013 60% 2.0 1.4 0.9
'13-'22 Avg 63% 0.9 1.0 0.7
2013 26% 0.0 0.3 0.4
'13-'22 Avg 25% 0.0 0.5 0.3
2013 - 0.0 0.0 0.7
'13-'22 Avg 76% 1.6 0.6 0.5
2013 - 0.0 0.0 0.0
'13-'22 Avg 79% 0.5 1.4 0.1
2013 78% 1.2 2.1 0.1
'13-'22 Avg 74% 1.5 3.3 0.2
2013 - 0.0 8.2 17.9
'13-'22 Avg - 0.0 9.1 21.4
2022
-
90%
60%
2024 (10%)
(10%) 2022
0% 2022
(10%)
(10%) 2022 8.5
21.8
9.5
$0.0 (10%) 2029
0.0 (10%) 2024
2016 31.1 (2022)
2022 (10%) 0.0
100%
100%
100% 0.0 0% 2022
0.6
1.1
(2013) 3.5
-
TBD
- - - -
74.4 2018 74.4 (2022)
Expired 2013 40.1 (2022) 40.1
100%
15.1 (2014)
(2015) 22.6
11.1 (2015)
(2013) $40.3 100%
100% 47.4 (2022)
Zyflo
(Brand)
Curosurf
Cardene
(c)
Dec
2027
2008
(RTU)
2005
$51.9
47.4 2009 Expired
Sept
2013
56.5
Corporate
Expenses
Retaflo
Retavase
Cougar-067
Bethkis
Pertzye 100% 0.0 (10%) 2022
Zyflo
(AG)
15.3 2013
Generic
Sept
2022
2013 22.6
20.8 2013
Generic
31.1
Mar
2015
Key Product-Level Assumptions
($ in millions)
PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS

PROJECT COUGAR
Source: Cougar management projections as adjusted by the Special Committee
(a)
S&M expense includes allocations based on salesforce prioritization
(b)
Corporate R&D expense excluded from sum-of-the-parts DCF analysis
(c)
Paragraph IV challenge assessed separately; base case assumes 50% probability of successful defense per the Special Committee
The table below represents an overview of Cougar management’s forecast assumptions (provided May 9, 2013), as adjusted by the Special Committee

Other Key Assumptions
PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS

GENERIC
EROSION
Branded small molecules lose 75% of net revenue in 1 year of generic entry and an additional 15% in 2 year
No biosimilars modeled during forecast period; competition modeled through negative terminal growth rate
SPECIAL
COMMITTEE
ADJUSTMENTS
TO THE
FORECAST
The following changes were made to the F-1 Forecast as directed by the Special Committee
Cardene – applied 50% probability of a favorable P.IV outcome as the base case for illustrative purposes (favorable and unfavorable outcomes result in generic entry in 2028 and 2016, respectively)
Cougar-067 – adjusted 2014 net revenue down 50% and COGS (per unit) up 25%
Retavase – one year delay, resulting in a Q4 2016 launch
Retaflo – applied 60% probability of success (compared to 70% previously); one year delay, resulting in a 2018 launch
CORPORATE
EXPENSE
Salesforce incentive compensation allocated to products based on quarterly bonus plans
2013 unallocable salesforce expense (e.g., base salaries, benefits, expenses) and G&A of $26mm projected to grow at 3% annually
R&D expense related to unidentified pipeline products excluded from analysis (assumes pipeline has NPV of $0)
Working capital allocated to branded and generic products (excluding Pertzye) based on net revenue and COGS
TAXES
Assumes 38% corporate tax rate, including federal and state provisions
NOL carryforwards valued separately, subject to Section 382 limitations (~$0.9mm annual limitation)
Tax-deductible amortization of product rights allocated to specific products
Other timing differences between GAAP and tax books (e.g., stock-based compensation, differences in depreciation schedules)
accounted for in corporate expense
PROJECT COUGAR
Source: Cougar management projections as adjusted by the Special Committee nd
– 2015-2017 R&D adjusted at 90% Retavase POS, as it would not be spent if Retavase failed
$8 million in additional R&D ($2 million per year in 2014, 2015, 2016 and 2017)
$3 million in additional R&D ($1 million in H2 2013, 2014 and 2015)
st

Net Revenue
2028 Cardene Generics $161 $152 $170 $177 $181 $192 $212 $238 $246 $250
% Growth 13.3% (5.9%) 12.2% 4.1% 2.3% 5.9% 10.2% 12.5% 3.3% 1.5%
2016 Cardene Generics $161 $152 $170 $140 $139 $151 $172 $199 $208 $213
% Growth 13.3% (5.9%) 12.2% (17.5%) (1.4%) 8.7% 14.0% 16.1% 4.5% 2.3%
$0
$50
$100
$150
$200
$250
$300
2013E 2014E 2015E 2016E 2017E 2018E 2019E 2020E 2021E 2022E
Pertzye
Retaflo (60%)
Retavase (90%)
Cougar-067
Bethkis
Zyflo (AG)
Zyflo (Brand)
Curosurf
Cardene
Probability-Adjusted Product Net Revenue Forecast
($ in millions)
PROJECT COUGAR

PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
Cougar is projected to generate net revenue of approximately $160 million in 2013. Net revenue is projected to decline in 2014 due to the impact of Zyflo generics, but is projected to grow thereafter, driven by price increases and the launches of Bethkis,
Pertzye, Retavase and Retaflo
Net revenue
expected to
decline in 2014
due to Zyflo
generic entry
Source: Cougar management projections as adjusted by the Special Committee

Probability-Adjusted Forecast – 2028 Cardene Generics

($ in millions)

	Fiscal Year Ending December 31,									
	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E
Cardene	$51.9	$50.9	$50.1	$49.0	$47.6	$46.1	$44.6	$43.1	$41.7	$40.3
Curosurf	39.9	42.6	40.8	42.0	42.7	43.5	45.3	45.3	47.3	47.4
Zyflo Branded	56.5	10.8	5.3	5.3	5.6	5.2	4.9	4.5	4.0	3.5
Zyflo AG	4.8	20.1	20.8	20.4	12.4	10.9	11.0	11.0	11.0	11.1
Bethkis	0.4	12.1	22.6	22.6	22.6	22.6	22.6	22.6	22.6	22.6
Cougar-067	6.1	7.7	15.3	15.2	15.1	15.1	15.1	15.1	15.1	15.1
Retavase (90%)	0.0	0.0	0.0	0.1	7.5	17.5	23.2	24.9	25.9	26.9
Retaflo (60%)	0.0	0.0	0.0	0.0	0.0	0.2	11.6	36.0	40.5	42.5
Pertzye	1.7	7.5	15.4	22.7	27.8	31.0	33.7	35.8	37.9	40.1
Total Net Revenue	**$161.2**	**$151.7**	**$170.3**	**$177.3**	**$181.4**	**$192.2**	**$211.8**	**$238.2**	**$246.0**	**$249.6**
% Growth	*13.2%*	*(5.9%)*	*12.2%*	*4.1%*	*2.3%*	*5.9%*	*10.2%*	*12.5%*	*3.3%*	*1.5%*
Gross Profit	**$114.5**	**$102.2**	**$111.5**	**$116.6**	**$118.9**	**$126.9**	**$140.9**	**$161.2**	**$167.0**	**$169.0**
% Margin	*71.0%*	*67.4%*	*65.5%*	*65.8%*	*65.5%*	*66.0%*	*66.5%*	*67.6%*	*67.9%*	*67.7%*
Selling, General and Administrative	$61.1	$54.5	$57.4	$57.7	$59.6	$58.2	$61.7	$62.2	$62.8	$63.5
Research and Development	7.5	12.1	9.4	3.1	2.8	1.1	1.3	1.4	1.4	1.4
Amortization of Product Rights	17.4	18.0	20.0	19.5	20.3	20.3	20.4	21.8	21.8	21.8
Change in Acq-Related Payments	3.5	3.7	3.3	2.6	1.6	0.6	0.0	0.0	0.0	0.0
Transaction-Related Expenses	3.0	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Operating Income	**$22.0**	**$13.8**	**$21.3**	**$33.6**	**$34.6**	**$46.7**	**$57.5**	**$75.7**	**$80.8**	**$82.1**
% Margin	*13.7%*	*9.1%*	*12.5%*	*19.0%*	*19.1%*	*24.3%*	*27.2%*	*31.8%*	*32.8%*	*32.9%*
Depreciation	$0.7	$0.5	$0.4	$0.3	$0.3	$0.3	$0.3	$0.3	$0.3	$0.3
Amortization	17.4	18.0	20.0	19.5	20.3	20.3	20.4	21.8	21.8	21.8
EBITDA	**$40.1**	**$32.3**	**$41.7**	**$53.5**	**$55.2**	**$67.2**	**$78.2**	**$97.8**	**$102.9**	**$104.2**
% Margin	*24.9%*	*21.3%*	*24.5%*	*30.2%*	*30.4%*	*35.0%*	*36.9%*	*41.1%*	*41.8%*	*41.8%*
Change in Acq-Related Payments	$3.5	$3.7	$3.3	$2.6	$1.6	$0.6	$0.0	$0.0	$0.0	$0.0
Transaction-Related Expenses	3.0	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Adjusted EBITDA	**$46.6**	**$36.1**	**$45.2**	**$56.1**	**$56.9**	**$67.9**	**$78.3**	**$97.9**	**$103.0**	**$104.3**
% Margin	*28.9%*	*23.8%*	*26.5%*	*31.7%*	*31.3%*	*35.4%*	*36.9%*	*41.1%*	*41.9%*	*41.8%*

LAZARD

PROJECT COUGAR 15 PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS Source: Cougar management projections as adjusted by the Special Committee

Fiscal Year Ending December 31,									
	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E
Cardene	$51.9	$50.9	$50.1	$12.3	$4.8	$4.6	$4.5	$4.3	$4.2	$4.0
Curosurf	39.9	42.6	40.8	42.0	42.7	43.5	45.3	45.3	47.3	47.4
Zyflo Branded	56.5	10.8	5.3	5.3	5.6	5.2	4.9	4.5	4.0	3.5
Zyflo AG	4.8	20.1	20.8	20.4	12.4	10.9	11.0	11.0	11.0	11.1
Bethkis	0.4	12.1	22.6	22.6	22.6	22.6	22.6	22.6	22.6	22.6
Cougar-067	6.1	7.7	15.3	15.2	15.1	15.1	15.1	15.1	15.1	15.1
Retavase (90%)	0.0	0.0	0.0	0.1	7.5	17.5	23.2	24.9	25.9	26.9
Retaflo (60%)	0.0	0.0	0.0	0.0	0.0	0.2	11.6	36.0	40.5	42.5
Pertzye	1.7	7.5	15.4	22.7	27.8	31.0	33.7	35.8	37.9	40.1
Total Net Revenue	**$161.2**	**$151.7**	**$170.3**	**$140.5**	**$138.6**	**$150.7**	**$171.7**	**$199.4**	**$208.5**	**$213.3**
% Growth	*13.2%*	*(5.9%)*	*12.2%*	*(17.5%)*	*(1.4%)*	*8.7%*	*14.0%*	*16.1%*	*4.5%*	*2.3%*
Gross Profit	**$114.5**	**$102.2**	**$111.5**	**$86.4**	**$84.3**	**$94.0**	**$109.8**	**$131.7**	**$139.2**	**$142.9**
% Margin	*71.0%*	*67.4%*	*65.5%*	*61.5%*	*60.8%*	*62.4%*	*63.9%*	*66.0%*	*66.8%*	*67.0%*
Selling, General and Administrative	$61.1	$54.5	$57.4	$45.4	$47.6	$48.2	$51.4	$51.8	$52.3	$52.8
Research and Development	7.5	12.1	9.4	3.1	2.8	1.1	1.3	1.4	1.4	1.4
Amortization of Product Rights	17.4	18.0	20.0	19.5	20.3	20.3	20.4	21.8	21.8	21.8
Change in Acq-Related Payments	3.5	3.7	3.3	2.6	1.6	0.6	0.0	0.0	0.0	0.0
Transaction-Related Expenses	3.0	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Operating Income	**$22.0**	**$13.8**	**$21.3**	**$15.7**	**$11.9**	**$23.7**	**$36.6**	**$56.6**	**$63.6**	**$66.8**
% Margin	*13.7%*	*9.1%*	*12.5%*	*11.1%*	*8.6%*	*15.7%*	*21.3%*	*28.4%*	*30.5%*	*31.3%*
Depreciation	$0.7	$0.5	$0.4	$0.3	$0.3	$0.3	$0.3	$0.3	$0.3	$0.3
Amortization	17.4	18.0	20.0	19.5	20.3	20.3	20.4	21.8	21.8	21.8
EBITDA	**$40.1**	**$32.3**	**$41.7**	**$35.5**	**$32.5**	**$44.3**	**$57.2**	**$78.7**	**$85.7**	**$88.9**
% Margin	*24.9%*	*21.3%*	*24.5%*	*25.3%*	*23.5%*	*29.4%*	*33.3%*	*39.5%*	*41.1%*	*41.7%*
Change in Acq-Related Payments	$3.5	$3.7	$3.3	$2.6	$1.6	$0.6	$0.0	$0.0	$0.0	$0.0
Transaction-Related Expenses	3.0	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Adjusted EBITDA	**$46.6**	**$36.1**	**$45.2**	**$38.2**	**$34.2**	**$45.0**	**$57.3**	**$78.8**	**$85.8**	**$89.0**
% Margin	*28.9%*	*23.8%*	*26.5%*	*27.2%*	*24.7%*	*29.8%*	*33.4%*	*39.5%*	*41.1%*	*41.7%*

16 | LAZARD

PROJECT COUGAR PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
Probability-Adjusted Forecast – 2016 Cardene Generics
($ in millions)
Source: Cougar management projections as adjusted by the Special Committee

DESCRIPTION
VALUATION METHODS	SUM-OF-THE-PARTS DCF ANALYSIS	■ DCF analysis of each product's expected future cash flows ■ Risk-adjusts each product's cash flows and related expenses per the Special Committee's direction ■ Incorporates company management projections, as adjusted by the Special Committee, through the later of 2022, generic erosion post patent expiry and license agreement expiry; minimal terminal value attributed to branded products, as cash flows projected through loss of market exclusivity and full generic erosion
	"GOING-CONCERN" DCF ANALYSIS	■ Values the Company as a whole on a going-concern basis ■ Incorporates management projections through 2022 as adjusted by the Special Committee ■ Risk-adjusts corporate cash flows and related expenses per the Special Committee's direction ■ P&L forecast with additional R&D / business development expense and higher terminal value
	PRECEDENT TRANSACTIONS ANALYSIS	■ Values the Company based on prior specialty pharmaceutical company sale transactions ■ Applies forward-looking net revenue and EBITDA multiples based on precedent transactions to management projections as adjusted by the Special Committee
	COMPARABLE COMPANY ANALYSIS	■ Values the Company based on comparable publicly-traded specialty pharmaceutical companies ■ Applies forward-looking net revenue and EBITDA multiples based on public comparables to management projections as adjusted by the Special Committee
ADDITIONAL FINANCIAL ANALYSES FOR REFERENCE PURPOSES ONLY	LEVERAGED BUYOUT ANALYSIS	■ Analyzes value based on returns expected by a hypothetical financial buyer
	PREMIUMS PAID	■ Analyzes the premiums over historical trading prices of the target that have been paid by purchasers to acquire the minority portion of publicly traded companies in prior buy-ins
	HISTORICAL TRADING HISTORY	■ Analyzes movements in the Company's historical stock price and evaluates its trading history

LAZARD

Overview of Financial Analysis Methods Used PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS 17 PROJECT COUGAR

METHOD EQUITY VALUE PER SHARE COMMENTS
Sum-of-the-Parts
DCF Analysis
10-12% WACC and terminal growth
sensitized
±5%;
base assumes terminal
growth of (10%) and 0% for branded and
generic products, respectively
Going-Concern
DCF Analysis
(a)
Terminal year of 2022 (9.25 year forecast
period)
Values Company as a going-concern; assumes
15% of net revenue dedicated to R&D / BD per
Special Committee guidance
10-12% WACC; terminal growth rates of 1.5-3.5%
Precedent
Transactions
Analysis
EV / Net
Revenue
1.7-4.0x 2014E net revenue (low to high)
EV /
EBITDA
5.9-10.7x 2014E EBITDA (low to high)
Comparable
Companies
Analysis
EV / Net
Revenue
1.0-3.5x 2014E net revenue (low to mean)
EV /
EBITDA
7.6-12.2x 2014E EBITDA (low to mean)
Offer Price: $9.50
Valuation Overview
($ per share)
PROJECT COUGAR

Note: Per share value rounded to the nearest $0.05
(a) Assumes 50% probability of successful outcome in Cardene IP litigation
Current Price: $9.74
PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
$8.30
$4.05
$6.35
$8.05
$7.40
$7.90
$13.30
$16.10
$11.65
$18.35
$12.10
$12.35
$0.00 $5.00 $10.00 $15.00 $20.00

$4.75
$5.70
$7.90
$10.25
$8.05
$8.50
$0.00 $5.00 $10.00 $15.00 $20.00
METHOD EQUITY VALUE PER SHARE COMMENTS
Leveraged Buyout
Analysis
Targets ~22.5-27.5% IRR
Assumes leverage at closing of 5.0x trough EBITDA
Assumes 9.0x EBITDA exit multiple
Assumes 50% probability of successful outcome in
Cardene IP litigation
Premiums Paid in
Prior Minority Buy-Ins
4-46% premium to unaffected share price (low to
high of set of comparables)
52-Week Trading
Range
($ per share)
PROJECT COUGAR

PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
Note: Per share value rounded to the nearest $0.05
(a) Discount rate of 13% for price target represents estimate of Cougar’s cost of equity under current capital structure.
Ladenburg Thalmann
Price Target: $14.00
Offer Price: $9.50
Premium to Unaffected Stock Price ($5.50) Low High
Sum-of-the-Parts DCF 44% 125%
Going-Concern DCF 35% 120%
Precedent Transactions - EV / Net Revenue 46% 234%
Precedent Transactions - EV / EBITDA 15% 112%
Public Comparables - EV / Net Revenue (26%) 193%
Public Comparables - EV / EBITDA 51% 142%
Secondary Financial Analyses – For Reference Purposes Only
Current Price: $9.74
Price target discounted
One year at 13%
(a)
: $12.40

Sum-of-the-Parts DCF Analysis
($ in millions, except per share amounts)
PROJECT COUGAR

Source: Cougar management projections as adjusted by the Special Committee
Note: Per share value rounded to the nearest $0.05
Net cash based on projected 9/30/13 cash balance, less Term Loan A. Projected balance assumes conversion of Term Loan B (conversion preference of $7.098 per share)
PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
Note: Reflects 50% probability of
Cardene 2016 generic entry and a 50%
probability of Cardene 2028 generic
entry per the Special Committee
Current Price: $9.74
Full DCF value of Pertzye
($2.00 per share) represents
6.7x the value of the
upfront payment
($0.30 per share)
Risk Adj. NPV
$81 $105 $33 $60 $34 $12 $15 $34 $10 ($133) $3 ($8) $246 $54 $300
% Total Value 27% 35% 11% 20% 11% 4% 5% 11% 3% (44%) 1% (3%) 82% 18% 100%
$2.50
$3.25
$1.00
$1.90
$1.05
$0.35
$0.50
$1.05
$0.30
($4.15)
$0.10
($0.25)
$7.60
$1.70
$9.30
$0.00
$2.50
$5.00
$7.50
$10.00
$12.50
$15.00
Cardene Curosurf Zyflo
(Brand)
Zyflo
(AG)
Bethkis Cougar
067
Retavase Retaflo Pertzye
Upfront
Payment
G&A
Expense
NOLs Net
Debt
Subtotal
Equity
Value
Pertzye
Full
Value
Equity
Value

FACTOR SUM-OF-THE-PARTS DCF MIDPOINT ($9.30) COMMENTS
NET REVENUE
(PRICE / VOLUME
UPSIDE /
DOWNSIDE)
Net revenue sensitized
±
5% in all years to reflect
potential risks and upsides, including:
Commercialization or competition risk (volumes)
Price increases
EBITDA
MARGIN
Adjusted EBITDA margin sensitized ± 5% in all years
Base case assumes expanding adj. EBITDA margins
29% in 2013
Declining to 24% in 2014 (Zyflo generics)
Growing thereafter, to 42% by 2022
DISCOUNT
RATE
Discount rate sensitized from 10-12%
Base case: 11% Cougar WACC
TERMINAL
GROWTH
Terminal growth sensitized ± 5% across all products
Base case assumes the following terminal declines:
10% for branded products, 0% for generic products
and 10% for corporate expenses
PROJECT COUGAR

DCF Sensitivity Analysis
($ per share)
The chart below presents potential sources of upside or downside based on the sum-of-the-parts DCF analysis
PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
Source: Cougar management projections as adjusted by the Special Committee
Note: Per-share values rounded to the nearest $0.05
Midpoint of DCF range does not match arithmetic mean of high / low due to inverse relationship between terminal value and (WACC – terminal growth rate)
$8.55
$8.65
$8.05
$8.65
$10.95
$10.25
$10.65
$10.10
$7.00 $8.00 $9.00 $10.00 $11.00 $12.00

P.IV OUTCOME	SUM-OF-THE-PARTS DCF RANGE	
100% CHANCE OF FAVORABLE P.IV OUTCOME	$8.50	$13.05
75% CHANCE OF FAVORABLE P.IV OUTCOME	$8.20	$12.70
SETTLEMENT DELAYING GENERIC ENTRY UNTIL 2020	$8.00	$12.40
50% CHANCE OF FAVORABLE P.IV OUTCOME	$7.90	$12.35
25% CHANCE OF FAVORABLE P.IV OUTCOME	$7.60	$11.95
0% CHANCE OF FAVORABLE P.IV OUTCOME	$7.30	$11.60

$6.00 $8.00 $10.00 $12.00 $14.00

COMMENTS

Sensitivities

P.IV Filing Background and Probabilities

- Cougar received a P.IV filing on June 11
- Cougar sued on July 24, triggering a 30-month stay (expiring in January 2016) under the Hatch-Waxman Act
- Cougar received a second P.IV filing on August 15 but did not publicly disclose the counterparty
- Evaluated two scenarios – an unfavorable outcome resulting in generic entry in 2016, or a favorable outcome resulting in Cougar retaining exclusivity until 2028
- At the direction of the Special Committee, Lazard applied a 50% probability of a favorable P.IV outcome as the base case for illustrative purposes

LAZARD

Illustrative Cardene IP Challenges Outcome Sensitivity Analysis
($ per share)
PROJECT COUGAR

PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
The chart below illustrates various scenarios for the outcome of the Cardene IP challenges
Source: Cougar management projections as adjusted by the Special Committee
Note: Per-share values rounded to the nearest $0.05
Midpoint of DCF range does not match arithmetic mean of high / low due to inverse relationship between terminal value and (WACC – terminal growth rate)

ZYFLO
GENERIC ENTRY
SUM-OF-THE-PARTS DCF RANGE COMMENTS
BASE CASE
(9/30/2013)
Sensitivities
Terminal growth ± 5% across all products
Discount rate sensitized from 10-12%
Zyflo Commentary
The timing of a generic entrant is unknown
The Dey co-promotion expires at the end of
2013, which increases cash flow from
additional exclusivity
Cougar could launch an authorized generic
immediately upon generic entry
Continued price increases on Zyflo brand
expected to drive growth
Price increases continue post-genericization
When generic entry is delayed, the price of
the authorized generic at launch is set at a
discount to the branded price and does not
change throughout the forecast period
The Special Committee assumes that the
Company will experience, at most, one or two
quarters of additional exclusivity
12/31/2013
3/31/2014
6/30/2014
9/30/2014
12/31/2014
12/31/2015
Illustrative Zyflo Generic Entry Sensitivity Analysis
($ per share)
PROJECT COUGAR

PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
The base case assumes a Zyflo generic entry in September 2013, immediately post expiry of the ‘778 patent (expires
September 21, 2013). The chart below sensitizes the sum-of-the-parts valuation of Cougar based on a range of Zyflo generic entry timelines, terminal growth rates and discount rates, assuming a 50% probability of a favorable Cardene IP litigation outcome per the Special Committee
$7.90
$8.15
$8.45
$8.80
$9.15
$9.40
$10.45
$12.35
$12.60
$13.05
$13.35
$13.80
$14.10
$15.50
$7.00 $9.00 $11.00 $13.00 $15.00 $17.00
Note: One
additional
quarter of Zyflo
exclusivity is
worth ~$0.25
per share on an
NPV basis
Source: Cougar management projections as adjusted by the Special Committee
Note: Per-share values rounded to the nearest $0.05
Midpoint of DCF range does not match arithmetic mean of high / low due to inverse relationship between terminal value and (WACC – terminal growth rate)

Illustrative Pertzye Sensitivity Analysis
($ in millions, except per share amounts)
PROJECT COUGAR

PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
The charts below illustrate the potential value of Pertzye under the base case and various commercial performance sensitivities
COMMERCIAL
PERFORMANCE
SUM-OF-THE-PARTS DCF RANGE COMMENTS
50% OF
PROJECTED
PERFORMANCE
Sensitivities
Terminal growth ± 5% across all products
Discount rate sensitized from 10-12%
Commercial Performance Sensitivities
Sensitizes potential value assuming
various commercial performance
sensitivities as a percentage of Cougar’s
base case projections
75% OF
PROJECTED
PERFORMANCE
100% OF
PROJECTED
PERFORMANCE
Risk Adj. NPV
$5 $32 $36 $28 $64
% Total Value 7% 49% 56% 44% 100%
$1.15
$2.00
$0.15
$1.00
$0.85
$0.00
$0.50
$1.00
$1.50
$2.00
$2.50
NPV of Cash Flows
Q4 2013-2017
NPV of Cash Flows
2018-2022
NPV of Pertzye
(Excl. Term. Value)
NPV of
Terminal Value
NPV of Pertzye
(Incl. Term. Value)
Upfront Payment:
$0.30 per share or
$10mm
$1.65
$1.25
$0.85
$2.55
$2.00
$1.35
$0.00 $1.00 $2.00 $3.00
Source: Cougar management projections as adjusted by the Special Committee
Note: Per-share values rounded to the nearest $0.05
Midpoint of DCF range does not match arithmetic mean of high / low due to inverse relationship between terminal value and (WACC – terminal growth rate)

NPV of PV of Terminal Value Plus: Plus: Equity Value Equity Value Per Share
Cash Flow with Growth Rate of: Net NPV of with Growth Rate of: with Growth Rate of:
Q413 - '22 1.5% 2.5% 3.5% Cash NOLs 1.5% 2.5% 3.5% 1.5% 2.5% 3.5%
10.0% $115 $237 $271 $316 ($8) $3 $347 $381 $426 $10.75 $11.75 $13.10
11.0% 108 + 195 220 252 + (8) + 3 = 298 323 354
=
9.30 10.05 10.95
12.0% 101 162 181 204 (8) 3 259 277 301 8.10 8.65 9.35
Discount
Rate
PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS PROJECT COUGAR

Stub Fiscal Year Ending December 31,
Q4:13 2014 2015 2016 2017 2018 2019 2020 2021 2022
Total Net Revenue $38.5 $151.7 $170.3 $177.3 $181.4 $192.2 $211.8 $238.2 $246.0 $249.6
% Growth 10.2% (5.9%) 12.2% 4.1% 2.3% 5.9% 10.2% 12.5% 3.3% 1.5%
Gross Profit $26.1 $102.2 $111.5 $116.6 $118.9 $126.9 $140.9 $161.2 $167.0 $169.0
% Margin 67.9% 67.4% 65.5% 65.8% 65.5% 66.0% 66.5% 67.6% 67.9% 67.7%
Selling, General and Administrative $13.6 $54.5 $57.4 $57.7 $59.6 $58.2 $61.7 $62.2 $62.8 $63.5
Research and Development 5.8 22.8 25.5 26.6 27.2 28.8 31.8 35.7 36.9 37.4
Amortization of Product Rights 4.4 18.0 20.0 19.5 20.3 20.3 20.4 21.8 21.8 21.8
Change in Acq-Related Payments 1.0 3.7 3.3 2.6 1.6 0.6 0.0 0.0 0.0 0.0
Transaction-Related Expenses 0.0 0.1 0.1 0.1 0.1 0.1 0.1 0.1 0.1 0.1
Operating Income $1.3 $3.1 $5.1 $10.1 $10.1 $18.9 $27.1 $41.3 $45.3 $46.1
Less: Tax Provision (1.3) (5.6) (6.5) (8.9) (8.3) (9.4) (11.8) (17.6) (19.1) (19.3)
Plus: Depreciation and Amortization 4.6 18.5 20.5 19.9 20.6 20.6 20.7 22.1 22.1 22.1
Plus: Change in Acq-Related Payment 1.0 3.7 3.3 2.6 1.6 0.6 0.0 0.0 0.0 0.0
Less: Capital Expenditures 0.0 (0.1) (0.4) (0.4) (0.3) (0.3) (0.3) (0.3) (0.3) (0.3)
Less: Change in Working Capital (4.9) (6.9) (4.3) (1.7) (11.3) (1.3) 3.9 2.1 3.2 4.2
Less: Contingent Payments (Cash) (1.5) (11.3) (10.2) (15.2) (6.7) (4.4) (11.3) 0.0 0.0 0.0
Unlevered Cash Flow ($0.8) $1.5 $7.6 $6.5 $5.7 $24.7 $28.3 $47.6 $51.2 $52.8
Memo: Adj. EBITDA $7.0 $25.4 $29.0 $32.7 $32.4 $40.2 $47.8 $63.5 $67.5 $68.3
% Margin 18.1% 16.8% 17.0% 18.4% 17.9% 20.9% 22.6% 26.7% 27.4% 27.4%
($ in millions, except per share amounts)
Going-Concern DCF Analysis – 2028 Cardene Generics
Financial projections based on the probability-adjusted F-1 Forecast as adjusted by the Special Committee. This going-concern analysis assumes the Company dedicates 15% of net revenue (per the Special Committee, based on peer benchmarking) to
R&D or business development efforts to generate sustainable growth and merit a positive terminal value
Source: Cougar management projections as adjusted by the Special Committee
Note: Cash flows discounted to 9/30/13. Net cash based on projected 9/30/13 cash balance, less Term Loan A. Projected balance assumes conversion of Term Loan B (conversion
Note: Working capital normalized for terminal value
preference of $7.098 per share)

	Stub	Fiscal Year Ending December 31,								
	Q4:13	2014	2015	2016	2017	2018	2019	2020	2021	2022
Total Net Revenue	**$38.5**	**$151.7**	**$170.3**	**$140.5**	**$138.6**	**$150.7**	**$171.7**	**$199.4**	**$208.5**	**$213.3**
% Growth	*10.2%*	*(5.9%)*	*12.2%*	*(17.5%)*	*(1.4%)*	*8.7%*	*14.0%*	*16.1%*	*4.5%*	*2.3%*
Gross Profit	**$26.1**	**$102.2**	**$111.5**	**$86.4**	**$84.3**	**$94.0**	**$109.8**	**$131.7**	**$139.2**	**$142.9**
% Margin	*67.9%*	*67.4%*	*65.5%*	*61.5%*	*60.8%*	*62.4%*	*63.9%*	*66.0%*	*66.8%*	*67.0%*
Selling, General and Administrative	$13.6	$54.5	$57.4	$45.4	$47.6	$48.2	$51.4	$51.8	$52.3	$52.8
Research and Development	5.8	22.8	25.5	21.1	20.8	22.6	25.8	29.9	31.3	32.0
Amortization of Product Rights	4.4	18.0	20.0	19.5	20.3	20.3	20.4	21.8	21.8	21.8
Change in Acq-Related Payments	1.0	3.7	3.3	2.6	1.6	0.6	0.0	0.0	0.0	0.0
Transaction-Related Expenses	0.0	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Operating Income	**$1.3**	**$3.1**	**$5.1**	**($2.3)**	**($6.1)**	**$2.2**	**$12.1**	**$28.1**	**$33.7**	**$36.2**
Less: Tax Provision	(1.3)	(5.6)	(6.5)	(4.2)	(2.1)	(3.1)	(6.1)	(12.6)	(14.7)	(15.6)
Plus: Depreciation and Amortization	4.6	18.5	20.5	19.9	20.6	20.6	20.7	22.1	22.1	22.1
Plus: Change in Acq-Related Payment	1.0	3.7	3.3	2.6	1.6	0.6	0.0	0.0	0.0	0.0
Less: Capital Expenditures	0.0	(0.1)	(0.4)	(0.4)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)
Less: Change in Working Capital	(4.9)	(6.9)	(4.3)	(1.7)	(11.3)	(1.3)	3.9	2.1	3.2	4.2
Less: Contingent Payments (Cash)	(1.5)	(11.3)	(10.2)	(9.8)	(3.9)	(4.4)	(11.3)	0.0	0.0	0.0
Unlevered Cash Flow	**($0.8)**	**$1.5**	**$7.6**	**$4.1**	**($1.5)**	**$14.3**	**$19.0**	**$39.4**	**$44.0**	**$46.7**
Memo: Adj. EBITDA	**$7.0**	**$25.4**	**$29.0**	**$20.2**	**$16.2**	**$23.5**	**$32.9**	**$50.3**	**$55.9**	**$58.4**
% Margin	*18.1%*	*16.8%*	*17.0%*	*14.4%*	*11.7%*	*15.6%*	*19.1%*	*25.2%*	*26.8%*	*27.4%*

Discount Rate	NPV of Cash Flow Q4'13 - '22		PV of Terminal Value with Growth Rate of:				Plus: Net Cash		Plus: NPV of NOLs		Equity Value with Growth Rate of:				Equity Value Per Share with Growth Rate of:		
			1.5%	2.5%	3.5%						1.5%	2.5%	3.5%		1.5%	2.5%	3.5%
10.0%	$87		$206	$236	$275		($8)		$3		$288	$318	$357		$9.00	$9.90	$11.05
11.0%	82	+	170	192	219	+	(8)	+	3	=	246	268	296	=	7.75	8.40	9.20
12.0%	76		141	158	178		(8)		3		213	229	249		6.70	7.20	7.85

LAZARD

PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS PROJECT COUGAR

Source: Cougar management projections as adjusted by the Special Committee
Note: Cash flows discounted to 9/30/13. Net cash based on projected 9/30/13 cash balance, less Term Loan A. Projected balance assumes conversion of Term Loan B (conversion preference of $7.098 per share)
Note: Working capital normalized for terminal value
Going-Concern DCF Analysis – 2016 Cardene Generics
($ in millions, except per share amounts)

Precedent Transactions Analysis
($ in millions)
PROJECT COUGAR

Source: Public filings, Mergermarket, Wall Street Research
Note: LTM multiples based upon most recently announced financials or annualized financials
Note: Forward multiples based upon estimated performance for the following or current calendar or fiscal year
PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
ANN. ENTERPRISE EV / LTM EV / FORWARD
BUYER TARGET DATE VALUE NET REVENUE EBITDA NET REVENUE EBITDA
Dainippon Sumitomo Pharma Sepracor, Inc. Sep-09 $2,440 1.8x 7.8x 1.7x 5.9x
Shionogi & Co. Ltd. Sciele Pharma Inc. Sep-08 1,263 3.2x 12.4x 2.4x 7.4x
TPG Capital Axcan Pharma Nov-07 1,010 2.9x 8.1x 2.8x 6.3x
Medicis Pharmaceutical Graceway Pharmaceuticals Nov-11 455 3.0x 10.9x 3.6x NA
Hisamitsu Pharmaceutical Co. Noven Pharmaceuticals Jul-09 362 3.1x NM 4.0x 10.7x
Meda AB Alaven Pharmaceutical Aug-10 350 3.2x 9.0x NA NA
Nycomed U.S. Bradley Pharmaceuticals Oct-07 333 2.4x 11.1x 2.2x 8.5x
Cougar EKR Therapeutics May-12 150 2.6x NM NA NA
High: 3.2x 12.4x 4.0x 10.7x
Mean: 2.8x 9.9x 2.8x 7.8x
Median: 3.0x 9.9x 2.6x 7.4x
Low: 1.8x 7.8x 1.7x 5.9x
Cheetah Cougar Sep-13 $313 2.1x 6.0x 2.1x 8.7x
While financial analyses involving precedent transactions often focus on multiples of historical net revenue and
EBITDA due to availability of data, forward-looking multiples (in the case of Cougar, multiples of FY14 revenue and EBITDA) may be more relevant due to the projected declines in net revenue and EBITDA due to the assumed entry of a generic competitor to Zyflo

Company Name	MARKET DATA				FINANCIAL METRICS				VALUATION DATA [*]			
						2012A			Enterprise Value as a Multiple of:			
									Net Revenue		EBITDA	
	Share Price 9/13/13	% of 52 Week High	Market Value [*]	Enterprise Value [*]	'12A-'15E Net Rev. CAGR	Gross Margin	EBITDA Margin	R&D as % of Net Rev.	2013E	2014E	2013E	2014E
Cubist Pharmaceuticals Inc [*,*]	$64.79	98.6%	$5,619	$5,714	14.0%	75.2%	30.2%	30.0%	5.5x	4.8x	NM	22.8x
Jazz Pharmaceuticals Plc [*]	87.18	98.6%	5,513	5,561	21.5%	86.5%	48.3%	3.1%	6.4x	5.3x	11.8x	9.3x
Questcor Pharmaceuticals Inc.	63.07	87.2%	4,116	4,041	26.5%	94.4%	58.5%	6.7%	5.5x	4.5x	9.6x	7.6x
Medicines Co. [*,†]	34.54	93.1%	2,535	2,163	16.5%	68.8%	17.4%	22.2%	3.1x	2.8x	NM	13.8x
Auxilium Pharmaceuticals Inc [*,‡]	17.96	71.5%	895	1,382	11.8%	75.5%	11.6%	11.4%	3.3x	2.8x	18.6x	11.4x
Pernix Therapeutics Holdings Inc. [*]	2.75	31.6%	102	118	5.0%	63.8%	NM	4.7%	1.3x	1.0x	NM	8.4x
				High:	26.5%	94.4%	58.5%	30.0%	6.4x	5.3x	18.6x	22.8x
				Mean:	15.9%	77.4%	33.2%	13.0%	4.2x	3.5x	13.3x	12.2x
				Median:	15.2%	75.3%	30.2%	9.1%	4.4x	3.6x	11.8x	10.4x
				Low:	5.0%	63.8%	11.6%	3.1%	1.3x	1.0x	9.6x	7.6x
Cougar (Unaffected)	$5.50	71.4%	$149	$188	13.6%	59.7%	23.9%	3.7%	1.2x	1.2x	4.0x	5.2x

LAZARD

PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS PROJECT COUGAR

Selected Public Companies Analysis
($ in millions, except per share amounts)
Source: FactSet, Capital IQ, public filings, I/B/E/S consensus estimates
Note: Cougar unaffected price as of February 19, 2013. Financials per Cougar management projections. Net cash based on projected 9/30/13 cash balance, less Term Loan A. Projected balance assumes conversion of Term Loan B (conversion preference of $7.098 per share)
(a) Market equity value based on the number of fully-diluted shares
(b)
Net revenue and EBITDA estimates represent consensus research estimates for calendar year
(c)
Pro forma for conversion of in-the-money convertible debt after effect of call spread / hedging transactions
(d)
Pro forma for acquisitions of Optimer and Trius
(e)
Pro forma for acquisition of EUSA and divestiture of women's health product portfolio
(f)
Pro forma for acquisition of ProFibrix and public offering of common stock
(g)
Pro forma for acquisition of Actient
(h)
Pro forma for acquisitions of Cypress and Somaxon

Appendix CONFIDENTIAL

PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
Source: FactSet
June 22, 2011 Provided strategic update; business to be focused on respiratory and related markets, particularly the hospital market
Jan. 4, 2012 Announced acquisition of Cardiokine (lead product, lixivaptan, for the treatment of hyponatremia); acquisition was effective December 2011
Mar. 7, 2012 Divested anti-infective assets (Factive and Spectracef) to Merus Labs and Vansen Pharma
May 14, 2012 Acquired EKR Therapeutics, expanding presence in the hospital market through the addition of Cardene I.V. and Retavase
Sept. 13, 2012 Negative FDA panel vote on lixivaptan
Nov. 8, 2012 Acquired U.S. rights to Bethkis from Cheetah
Feb. 20, 2013 Announced receipt of Cheetah proposal
May 9, 2013 Announced 1Q13 financial results – above Ladenburg estimates but below F-1, and announced Pertzye transaction
June 13, 2013 Announced receipt of a Paragraph IV Notice Letter from Exela Pharma Sciences for Cardene I.V.
August 6, 2013 Announced 2Q13 financial results – above Ladenburg estimates and F-1 Forecast
PROJECT COUGAR
Unaffected:
$5.50
Offer Price:
$9.50
Current:
$9.74
VWAP
Last Month: $9.40
Last 2 Months: 9.19
Last 3 Months: 8.93
Last 12 Months: 7.27
Last 24 Months: 6.85
Since Offer Disclosure: 8.52
12 Months Prior to Offer: 5.99
Cougar Historical Trading Performance – 3 Years
($ per share, volume in 000s)
0
200
400
600
800
1,000
1,200
1,400
$0.00
$2.00
$4.00
$6.00
$8.00
$10.00
$12.00
Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13

PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS PROJECT COUGAR
Cougar Volume at Various Prices
(Volume in 000s)

Source: FactSet
Note: Float excludes 15.7mm shares held by Cheetah and 2.3mm shares held by insiders
TRADING SINCE OFFER DISCLOSURE
% Traded 11% 7% 5% 23% 22% 19% 14%
% Cumul. 11% 18% 23% 45% 67% 86% 100%
0
1,000
2,000
3,000
< $7.00 $7.01 -
$7.50
$7.51 -
$8.00
$8.01 -
$8.50
$8.51 -
$9.00
$9.01 -
$9.50
> $9.50
TRADING IN LAST THREE MONTHS
% Traded 0% 0% 4% 20% 26% 37% 13%
% Cumul. 0% 0% 4% 23% 49% 87% 100%
0
1,000
2,000
3,000
< $7.00 $7.01 -
$7.50
$7.51 -
$8.00
$8.01 -
$8.50
$8.51 -
$9.00
$9.01 -
$9.50
> $9.50
TRADING IN LAST MONTH
% Traded 0% 0% 0% 0% 6% 61% 33%
% Cumul. 0% 0% 0% 0% 6% 67% 100%
0
1,000
2,000
3,000
< $7.00 $7.01 -
$7.50
$7.51 -
$8.00
$8.01 -
$8.50
$8.51 -
$9.00
$9.01 -
$9.50
> $9.50
LAST TWELVE MONTHS PRIOR TO OFFER
% Traded 13% 32% 7% 13% 19% 14% 2%
% Cumul. 13% 45% 52% 65% 84% 98% 100%
0
2,000
4,000
6,000
8,000
< $5.00 $5.01 -
$5.50
$5.51 -
$6.00
$6.01 -
$6.50
$6.51 -
$7.00
$7.01 -
$7.50
> $7.50
Total Volume: 11,011
% Total Shares 41%
% Float 124%
VWAP $8.52
Total Volume: 18,383
% Total Shares 68%
% Float 207%
VWAP $5.99
Total Volume: 1,587
% Total Shares 6%
% Float 18%
VWAP $9.40
Total Volume: 4,656
% Total Shares 17%
% Float 52%
VWAP $8.93

Fiscal Year Ending December 31, '13E-'22E
2013E 2014E 2016E 2018E 2020E 2022E CAGR
Cardene - - - - - - -
Curosurf - - - - - - -
Zyflo Branded - - - - - - -
Zyflo AG - - - - - - -
Bethkis - - - - - - -
Cougar-067 - (7.7) - - - - -
Retavase (90%) - - (7.5) (5.6) (1.0) (1.1) NM
Retaflo (60%) - - - (13.3) (11.3) (9.6) NM
Pertzye - - - - - - -
Total Net Revenue - ($7.7) ($7.5) ($19.0) ($12.3) ($10.7) (0.5%)
% Growth - (4.8%) (4.3%) (4.3%) 9.8% (0.1%)
Gross Profit - ($2.6) ($5.9) ($14.8) ($10.2) ($9.2) (0.6%)
% Margin - 1.6% (0.6%) (1.1%) (0.8%) (0.8%)
Selling, General and Administrative - ($0.3) ($2.2) ($3.4) ($0.7) ($0.4) (0.1%)
Research and Development 1.0 3.0 1.9 - - - (1.3%)
Amortization of Product Rights - - - - - - -
Change in Acq-Related Payments - - - - - -
Transaction-Related Expenses - - - - - -
Operating Income ($1.0) ($5.3) ($5.7) ($11.4) ($9.6) ($8.8) (0.7%)
% Margin (0.6%) (2.9%) (2.3%) (3.2%) (2.3%) (2.0%)
Depreciation - - - - - -
Amortization - - - - - -
EBITDA ($1.0) ($5.3) ($5.7) ($11.4) ($9.6) ($8.8) (0.7%)
% Margin (0.6%) (2.3%) (1.8%) (2.3%) (1.8%) (1.7%)
Change in Acq-Related Payments - - - - - -
Transaction-Related Expenses - - - - - -
Adjusted EBITDA ($1.0) ($5.3) ($5.7) ($11.4) ($9.6) ($8.8) (0.7%)
% Margin (0.6%) (2.2%) (1.8%) (2.2%) (1.8%) (1.7%)

Preliminary Probability-Adjusted Financial Forecast (Variance Analysis)
($ in millions)
Cougar-067 revenues reduced
by 50% in 2014, and COGS
increased by 25%
Retavase delayed one year,
resulting in a Q4 2016 launch
Retaflo
Assumes 60% probability of
success (compared to 70%
previously)
One year delay, resulting in a
2018 launch
SG&A impacted by the delay in
net revenue (Retavase and
Retaflo) and the lower
probability of success (Retaflo)
R&D increased by $11 million
in the forecast period
Retavase – $3 million in
additional R&D ($1 million in
H2 2013, 2014 and 2015)
Retaflo – $8 million in
additional R&D ($2 million in
2014, 2015, 2016 and 2017).
R&D in 2015-2017 is
probability adjusted at 90%
Retavase POS as these
expenses would not be incurred
if Retavase failed
COMMENTS
2
4
1
The table below presents the financial impact of the adjustments made to the May 9 F-1 Forecast at the direction of the Special
Committee on May 24, 2013
Source: Cougar management projections and Special Committee adjustments
2
3
5
4
3
1
5
PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS PROJECT COUGAR

Source: FactSet, NASDAQ
(a)
Directional analysis based on change in quarterly holdings and quarterly VWAPs; Stonepine Capital Management estimated cost basis assumes VWAP period of Jan. 1, 2013 to
Feb. 25, 2013 (date of letter to Cougar)
(b)
Date of initiation of most recent position (defined as the first quarter after the last quarter in which the fund reported holding zero shares)
Shareholder Analysis
($ and volume in 000s, except per share amounts)
Disclosed
700,000 share
position in
Feb. 25 letter
PROJECT COUGAR
Increased
position by
~300,000 shares
in 1Q13
PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
Increased
position by
~100,000 shares
in 2Q13
Decreased
position by
~170,000 shares
in 2Q13
SHAREHOLDER
CURRENT
VALUE
CURRENT
POSITION
% OWNERSHIP
ESTIMATED
COST BASIS
(a)
DATE POS.
INITIATED (b)
YoY
Cheetah $152,797 15,688 58%
Cougar CEO 15,265 1,567 6%
Other Insiders 6,772 695 3%
BlackRock Fund Advisors $8,218 844 $6.69 2Q09 453
Stonepine Capital Management 6,818 700 5.94 1Q13 700
Renaissance Technologies LLC 3,025 311 6.28 1Q09 138
TFS Capital LLC 1,876 193 7.54 3Q12 193
The Vanguard Group, Inc. 1,643 169 5.94 Pre-3Q04 50
SSgA Funds Management, Inc. 1,223 126 7.48 2Q09 2
Healthcare Value Capital LLC 1,054 108 5.13 3Q12 108
Northern Trust Investments, Inc. 1,036 106 7.14 2Q09 (18)
JPMorgan Investment Management, Inc. 1,026 105 7.65 2Q12 82
Susquehanna Financial Group LLLP 961 99 7.85 3Q12 99
Morgan Stanley & Co. LLC 785 81 6.08 2Q12 73
Tekla Capital Management LLC 644 66 6.78 2Q05 (108)
PanAgora Asset Management, Inc. 444 46 6.31 4Q10 29
TIAA-CREF Investment Management LLC 408 42 7.57 Pre-3Q04 (16)
Geode Capital Management LLC 386 40 7.21 3Q09 (9)
Spark Investment Management LLC 362 37 8.71 2Q13 37
Dimensional Fund Advisors, Inc. 355 36 5.27 2Q05 0
Hillsdale Investment Management, Inc. 286 29 6.67 1Q13 29
Brandywine Global Investment Management LLC 276 28 6.27 1Q13 28
Two Sigma Investments LLC 253 26 6.48 3Q12 26
Top 20 Institutional Shareholders $31,078 3,191 12% $6.56
Implied Retail $55,518 5,700 21%
Total Shares $261,430 26,841 100%
3.1%
2.6%
1.2%
0.7%
0.6%
0.5%
0.4%
0.4%
0.4%
0.4%
0.3%
0.2%
0.2%
0.2%
0.1%
0.1%
0.1%
0.1%
0.1%
0.1%
6%
7%
8%
8%
9%
9%
10%
10%
10%
11%
11%
11%
11%
11%
11%
12%
12%
12%
12%

FISCAL YEAR ENDING DECEMBER 31,
Q413E 2014 2015 2016 2017
Total Net Revenue $38 $152 $170 $177 $181
% Growth 10.2% (5.9%) 12.2% 4.1% 2.3%
Adjusted EBITDA $10 $36 $45 $56 $57
% Margin 27% 24% 27% 32% 31%
Adjusted EBIT $6 $18 $25 $36 $36
% Margin 15% 12% 15% 20% 20%
Less: Interest (3) (13) (13) (12) (11)
Less: Cash Taxes (2) (7) (10) (14) (14)
Plus: D&A 5 19 20 20 21
Less: Capex 0 (0) (0) (0) (0)
Less: Increase in WC (5) (7) (4) (2) (11)
Less: Contingent Payments (2) (11) (10) (15) (7)
Free Cash Flow ($2) ($2) $8 $13 $13

PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS PROJECT COUGAR
Purchase price of $9.50 per share
Represents a 73% premium to the unaffected share price
Transaction enterprise value of $313mm
Transaction value represents 6.0x LTM 6/30/13A EBITDA of
$52mm
Transaction closes on 9/30/2013 with exit on 12/31/2017
9.0x EBITDA exit multiple (based on precedent transactions and public comparables)
Base case leverage of 5.0x trough EBITDA of $35mm
(corresponding to the twelve months ending
9/30/2014, the first 12 months of generic Zyflo)
3.5x senior debt (6% interest)
1.5x sub debt (10% interest)
FREE CASH FLOW SUMMARY
Source: Cougar management projections as adjusted by the Special Committee
SOURCES USES
New Senior Debt $123 Purchase Cougar Equity $305
Subordinated Debt 53 Retire Cougar Debt 60
Sponsor Equity 138 Cougar Cash (51)
Total Sources $313 Total Uses $313
SOURCES AND USES OF FUNDS
Premium to Unaffected Price ($5.50)
64% 68% 73% 77% 82%
Purchase Price
$9.00 $9.25 $9.50 $9.75 $10.00
4.0x 24% 23% 21% 20% 19%
4.5x 26% 24% 23% 21% 20%
5.0x 28% 26% 24% 23% 21%
5.5x 31% 29% 26% 24% 23%
6.0x 35% 32% 29% 27% 25%
Assumes exit at 12/31/2017 at 9.0x LTM EBITDA
EQUITY RETURNS ANALYSIS
Leveraged Buyout Analysis – 2028 Cardene Generics
($ in millions, except per share amounts)
We have analyzed the potential returns to a financial sponsor from a hypothetical LBO based on the Company’s model and an illustrative capital structure that could be achievable in the current market
Note:
Net cash based on projected 9/30/13 cash balance, less Term Loan A. Projected balance assumes conversion of Term Loan B (conversion preference of $7.098 per share)

FISCAL YEAR ENDING DECEMBER 31,
Q413E 2014 2015 2016 2017
Total Net Revenue $38 $152 $170 $140 $139
% Growth 10.2% (5.9%) 12.2% (17.5%) (1.4%)
Adjusted EBITDA $10 $36 $45 $38 $34
% Margin 27% 24% 27% 27% 25%
Adjusted EBIT $6 $18 $25 $18 $14
% Margin 15% 12% 15% 13% 10%
Less: Interest (3) (13) (13) (12) (12)
Less: Cash Taxes (2) (7) (10) (7) (5)
Plus: D&A 5 19 20 20 21
Less: Capex 0 (0) (0) (0) (0)
Less: Increase in WC (5) (7) (4) (2) (11)
Less: Contingent Payments (2) (11) (10) (10) (4)
Free Cash Flow ($2) ($2) $8 $7 $1

PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS PROJECT COUGAR
Purchase price of $7.00 per share
Represents a 27% premium to the unaffected share price
Transaction enterprise value of $230mm
Transaction value represents 4.4x LTM 6/30/13A EBITDA of
$52mm
Transaction closes on 9/30/2013 with exit on 12/31/2017
9.0x EBITDA exit multiple (based on precedent transactions
and public comparables)
Base case leverage of 5.0x trough EBITDA of $35mm
(corresponding to the twelve months ending
9/30/2014, the first 12 months of generic Zyflo)
3.5x senior debt (6% interest)
1.5x sub debt (10% interest)
FREE CASH FLOW SUMMARY
SOURCES AND USES OF FUNDS
EQUITY RETURNS ANALYSIS
SOURCES USES
New Senior Debt $123 Purchase Cougar Equity $192
Subordinated Debt 53 Retire Cougar Debt 90
Sponsor Equity 55 Cougar Cash (51)
Total Sources $230 Total Uses $230
Premium to Unaffected Price ($5.50)
18% 23% 27% 32% 36%
Purchase Price
$6.50 $6.75 $7.00 $7.25 $7.50
4.0x 23% 20% 18% 15% 13%
4.5x 27% 23% 20% 17% 15%
5.0x 33% 28% 24% 20% 17%
5.5x 46% 37% 30% 25% 20%
6.0x 92% 59% 44% 33% 25%
Assumes exit at 12/31/2017 at 9.0x LTM EBITDA
Source: Cougar management projections as adjusted by the Special Committee
Note:
Net cash based on projected 9/30/13 cash balance, less Term Loan A. Projected balance assumes conversion of Term Loan B (conversion preference of $7.098 per share)
We have analyzed the potential returns to a financial sponsor from a hypothetical LBO based on the Company’s model and an illustrative capital structure that could be achievable in the current market
Leveraged Buyout Analysis – 2016 Cardene Generics
($ in millions, except per share amounts)

Offer Consid. % Premium to:
Date Acquiror Target Value Offered Held 1-Day 1-Week 1-Month
Nov-10 CNA Financial CNA Surety $478 Cash 62% 38% 38% 52%
Aug-10 Berkshire Hathaway Wesco Financial 545 Cash 80% 19% 18% 14%
Mar-10 CONSOL Energy CNX Gas 989 Cash 83% 24% 46% 38%
Sep-09 Fairfax Financial Odyssey Re 1,050 Cash 72% 29% 30% 40%
Aug-08 Mitsubishi UFJ UnionBanCal 3,707 Cash 61% 26% 29% 103%
Jul-08 Roche Holding Genentech 46,695 Cash 52% 16% 26% 28%
Mar-08 Nationwide Mutual Insurance Nationwide Finl Svcs 2,450 Cash 64% 38% 29% 29%
Oct-07 Investor Group Waste Industries USA 272 Cash 51% 34% 41% 32%
Oct-07 SAP Business Objects 278 Cash 95% 18% 32% 35%
Jul-07 Investor Group Alfa 890 Cash 53% 45% 45% 32%
Apr-07 Sam Zell Tribune 3,638 Cash 53% 6% 9% 13%
Nov-06 Toronto-Dominion Bank TD Banknorth 3,232 Cash 55% 7% 8% 7%
Oct-06 VNU NetRatings 378 Cash 56% 44% 45% 46%
Sep-05 IYG Holding 7-Eleven 1,301 Cash 70% 32% 31% 14%
Feb-05 Novartis Eon Labs 933 Cash 66% 11% 8% 24%
Aug-04 Cox Enterprises Coxmmunications 8,390 Cash 61% 26% 25% 25%
May-04 Westcorp WFS Financial 310 Cash 84% 4% 6% 5%
Feb-02 Sabre Travelocity.com 447 Cash 66% 46% 40% 23%
High: 46% 46% 103%
Mean: 26% 28% 31%
Median: 26% 29% 28%
Low: 4% 6% 5%
Sep-13 Cheetah Cougar $313 Cash 58% 73% 76% 70%
Premia in Prior All-Cash Minority Buy-Ins
($ in millions)
Source: FactSet, MergerMetrics
Note: Represents all cash buy-in transactions

PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS PROJECT COUGAR
Cougar transaction premia based on unaffected stock prices as of February 19, 2013, one day prior to announcement of Cheetah’s offer

PROJECT COUGAR

PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
Source: FactSet
Trans. Premium To:
Date Target Acquiror Value Unaffected 1-Day 1-Week 1-Mo 52-Wk High
Aug-13 Globecomm Systems Wasserstein & Co. LP $279 22% (2%) 3% 0% (4%)
Feb-12 ATS Corp. Salient Federal Solutions 78 10% (2%) (2%) 0% (33%)
Dec-10 Compellent Technologies Dell 853 46% (3%) (3%) 10% (18%)
Oct-10 American Commercial Lines Platinum Equity 758 16% (1%) 3% 13% (1%)
Oct-10 Polymer Group The Blackstone Group 652 5% (19%) (16%) (14%) (24%)
Mar-10 infoGROUP CCMP Capital Advisors 639 22% (2%) (4%) 0% (9%)
High: 46% (1%) 3% 13% (1%)
Mean: 20% (5%) (3%) 2% (15%)
Median: 19% (2%) (2%) 0% (13%)
Low: 5% (19%) (16%) (14%) (33%)
Memo: Cougar ($9.50 Per Share) $313 73% (2%) (0%) (3%) (7%)
There are precedents to support “take-unders” in situations where the price has run up due to public speculation of sales / reviews of strategic alternatives
($ in millions)
Precedent “Take-Under” Transactions

Weighted Average Cost of Capital Analysis
($ in millions)
PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS PROJECT COUGAR

Source: FactSet, Capital IQ, public filings, Barra
Note: Cougar debt represents projected balance as of September 30, 2013
(a)
Levered Beta values from Barra
(b)
Unlevered Beta = Levered Beta / [1+(1-Tax Rate)(Debt / Equity)]
(c)
Debt balances as of most recent balance sheet; pro forma for conversion of in the money convertible debt
(d)
Based on closing stock price as of September 13, 2013. Based on TSM fully-diluted shares outstanding, pro forma for conversion of in the money convertible debt
(e)
Risk Free Rate is the 10-year Treasury Bond yield as of September 13, 2013
(f)
Market risk premium per 2013 Ibbotson Risk Premia Over Time Report
(g)
Size premium for companies with market capitalizations between $255mm and $514mm per Ibbotson 2013
(h)
Based on Cougar’s current debt terms
(i)
Levering Factor = [1+(1-Tax Rate)(Debt / Equity)]
(j)
Cost of Equity = Risk Free Rate of Return + (Levered Beta)(Market Risk Premium)
(k)
Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt / Cap.) + (Cost of Equity)(Equity / Cap.)
Company Ticker
Cubist Pharmaceuticals Inc. CBST 0.77 0.69 16.3% 19.5% $1,095 $5,619
Jazz Pharmaceuticals Plc JAZZ 0.89 0.83 9.1% 10.0% 552 5,513
Questcor Pharmaceuticals, Inc. QCOR 1.40 1.39 0.4% 0.4% 17 4,116
The Medicines Company MDCO 0.92 0.92 0.0% 0.0% 0 2,535
Auxilium Pharmaceuticals, Inc. AUXL 1.16 0.83 38.6% 62.8% 562 895
Pernix Therapeutics Holdings, Inc. PTX 1.62 1.40 19.6% 24.4% 25 102
Average: 1.12 1.01 14.0% 19.5% $375 $3,130
Memo:
Cougar ($9.50 Offer) 1.24 1.10 16.3% 19.5% $60 $305
Assumptions
Marginal Tax Rate 38.00%
Risk Free Rate of Return (e) 2.90% Pre-Tax / After-Tax Cost of Debt (h)
Market Risk Premium (f) 6.70% 6.00% 6.50% 7.00% 7.50% 8.00% 8.50%
Ibbotson Size Premium (g) 2.70%
3.72% 4.03% 4.34% 4.65% 4.96% 5.27%
Weighted Average Cost of Capital (k)
0.0% 0.0% 1.01 1.00 1.01 12.4%
12.37% 12.37% 12.37% 12.37% 12.37% 12.37%
12.5% 14.3% 1.01 1.09 1.10 13.0%
11.82% 11.85% 11.89% 11.93% 11.97% 12.01%
25.0% 33.3% 1.01 1.21 1.22 13.8%
11.26% 11.34% 11.41% 11.49% 11.57% 11.65%
37.5% 60.0% 1.01 1.37 1.39 14.9%
10.70% 10.82% 10.94% 11.05% 11.17% 11.28%
50.0% 100.0% 1.01 1.62 1.64 16.6%
10.15% 10.30% 10.46% 10.61% 10.77% 10.92%
Table Average 11.45%
Debt / Cap. Debt / Equity
Unlevered
Beta
Levering
Factor (i)
Levered
Beta
Cost of
Equity (j)
Levered
Beta (a)
Unlevered
Beta (b)
Debt
/ Cap.
Debt
/ Equity Debt (c)
Market
Value (d)